SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: October 16, 2001



                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
            (Exact name of Registrant as specified in its Charter)


                  Reckson Associates Realty Corp. -- Maryland
                Reckson Operating Partnership, L.P. -- Delaware
                           (State of Incorporation)


      1-13762                              Reckson Associates Realty Corp.
(Commission File Number)                            11-3233650
                                         Reckson Operating Partnership, L.P.
                                                    11-3233647
                                             (IRS Employer Id. Number)


          225 Broadhollow Road                                11747
           Melville, New York                               (Zip Code)
(Address of principal executive offices)


                                (631) 694-6900
             (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     In May 2001, Reckson Associates Realty Corp. ("Reckson") formed a committee of its Board of Directors (the "Committee"), comprised solely of independent directors, to consider any action to be taken with respect to the loans made by Reckson Operating Partnership, L.P. ("ROP") to FrontLine Capital Group ("FrontLine"), a company that was spun-off by Reckson to its stockholders in 1998. FrontLine recently announced that HQ Global Holdings, Inc. ("HQ"), the primary business of FrontLine, is in default with respect to certain covenant and payment obligations under its senior and mezzanine indebtedness. FrontLine reported that, as a result of these defaults, an event of default has also occurred under FrontLine's $25 million secured credit facility (the "Facility") and that these events may result in other defaults by FrontLine and/or HQ, including, if the indebtedness under the Facility is accelerated, a default under FrontLine's indebtedness owed to ROP. FrontLine also reported that it and HQ are in active negotiations with their lenders concerning the restructuring of their indebtedness. Reckson is currently analyzing the likelihood of repayment by FrontLine of the indebtedness owed to ROP. This may result in the establishment of reserves against such indebtedness.


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



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      RECKSON ASSOCIATES REALTY CORP.


                                      By:      /s/ Michael Maturo
                                         -----------------------------------
                                           Michael Maturo
                                           Executive Vice President
                                           and Chief Financial Officer

                                      RECKSON OPERATING PARTNERSHIP, L.P.


                                      By:  Reckson Associates Realty Corp.

                                      By:      /s/ Michael Maturo
                                         -----------------------------------
                                           Michael Maturo
                                           Executive Vice President
                                           and Chief Financial Officer

Date:  October 16, 2001



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